FOR IMMEDIATE RELEASE                                               Exhibit 99.1
Contact:
Scott D. Kantor
Chief Financial Officer
LeCroy Corporation
Tel:  845.425.2000

             LECROY NAMES NORMAN R. ROBERTSON TO BOARD OF DIRECTORS

          Executive Brings 30 Years of Financial Management Experience

Chestnut Ridge, NY, May 19, 2004 - LeCroy Corporation (NASDAQ: LCRY), a leading worldwide provider of oscilloscopes and related test and measurement equipment, today announced the appointment of Norman R. "Bud" Robertson, 55, to the Company's board of directors. With the addition of Robertson, LeCroy's board numbers seven directors -- five of whom are independent. Robertson will serve on the audit committee as the designated Audit Committee Financial Expert.

Robertson is senior vice president, finance and administration, and chief financial officer for Progress Software Corporation, a Bedford, Massachusetts-based supplier of development, deployment, integration and business management applications. Prior to joining Progress Software in 1996, Robertson was director of finance and administration, and treasurer of M/A-Com, Inc., a leading supplier of radio frequency, microwave and millimeter wave semiconductors and components to the wireless telecommunications, surveillance and defense-related industries. Robertson also has served as a financial executive at Progressive Technologies, Instrumentation Laboratory, Fisher Scientific, Digital Equipment Corporation and General Motors.

"Bud brings more than 30 years of financial management experience to LeCroy's board of directors," said LeCroy Chairman of the Board Charles Dickinson. "During the past eight years as CFO of Progress Software, Bud has overseen all financial and administrative activities during a period of consistent and profitable growth. Bud's expertise in financial management, including strategic planning, control, treasury and M&A, along with his extensive experience with Wall Street, will expand the strength and depth of our board."

"We welcome Bud's many years of experience with technology and instrumentation companies, and his knowledge of the computer, automotive and military sectors, which are key vertical markets for LeCroy," said LeCroy President and Chief Executive Officer Tom Reslewic. "We look forward to Bud's contributions as we pursue our strategy to secure existing markets with digital analyzers targeted at key vertical markets and introduce new products at the high- and low-ends of the oscilloscope market."

Robertson holds a B.B.A from the University of Massachusetts and M.B.A from Boston University.


About LeCroy Corporation
LeCroy Corporation makes advanced instruments for measuring and analyzing complex electronic signals. The Company's core products are high-performance oscilloscopes used by design engineers in the computer and semiconductor, data storage device, automotive and industrial, and military and aerospace markets. LeCroy's 40-year heritage of technical innovation is the foundation for its recognized leadership in "WaveShape Analysis" -- capturing, viewing and measuring the high-speed signals that drive today's information and communications technologies. Targeting a growing billion-dollar global market, LeCroy meets a broad spectrum of customer needs with four families of oscilloscopes, and distributes these products through a worldwide direct sales organization. LeCroy is headquartered in Chestnut Ridge, New York, and Company information is available at www.lecroy.com.

Safe Harbor
This release contains forward-looking statements pertaining to the Company's ability to secure vertical markets and introduce new products at the high- and low-ends of the oscilloscope market, as well as other estimates relating to future operations. All such forward-looking statements are only estimates of future results, and there can be no assurance that actual results will not materially differ from expectations. Actual performance and results of operations may differ materially from those projected or suggested in the forward-looking statements due to certain risks and uncertainties including, without limitation, volume and timing of orders received, changes in the mix of products sold, competitive pricing pressure, the Company's ability to anticipate changes in the market, the availability and timing of funding for the Company's current products, the development of future products and the Company's ability to use intellectual property and protect its patent portfolio. LeCroy undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise. Further information on potential factors that could affect LeCroy Corporation's business is described in the Company's reports on file with the SEC.



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